SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of September, 2008 (the “Effective Date”) by and among BioAuthorize Holdings, Inc. formerly known as Genesis Holdings, Inc., a Nevada corporation (“Company”), and Launch Pad Research and Marketing Company, an Arizona corporation (“Launch”).

RECITALS

A. Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to Launch, and Launch desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Launch (each a “Party” and collectively, the "Parties") hereby agree as follows:

SECTION 1

PURCHASE AND SALE

1.1 Purchase and Sale.

(a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.1 hereof, Company shall sell, convey, assign, transfer and deliver to Launch, and Launch shall purchase, acquire and accept delivery of Four Million (4,000,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company free and clear of all liens and encumbrances imposed by Company other than restrictions on transfer as set forth in this Agreement (the “Shares”).

(b)To effect the transfer contemplated by Section 1.1(a), at the Closing, the Company shall deliver or cause to be delivered to Launch, against the payment therefore in accordance with Section 1.2 hereof, a stock certificate(s) for 4,000,000 shares of Common Stock of the Company (each a “Certificate”) representing the Shares.

1.2 Purchase Price and Security.

(a) As payment for the Shares being acquired by Launch hereunder, Launch shall pay to Company $0.02 per share of common stock for a total sum of Eighty Thousand Dollars ($80,000.00) (the “Purchase Price”) which shall be payable in cash or certified funds at the Closing.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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SECTION 2

CLOSING AND THE PRE-CLOSING PERIOD

2.1 Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall be on September 3, 2008 at 12:00 p.m. (the "Closing Date") and shall occur at the offices of the Company, 15849 N. 71st Street, Suite 226, Scottsdale, AZ 85254, or at such other time and place as shall be mutually agreed to by the Parties.

At the Closing:

(a) Company shall deliver the Certificates representing the Shares to Launch with instructions directing the transfer agent to register the Shares to Launch on the books of the Company and a certificate executed by Company to the effect that the conditions set forth in Section 6.2 have been satisfied;

(b) Launch shall deliver to Company that same day immediately available funds or a cashier's or certified check for $80,000.00; and

(c) A certificate executed by Launch to the effect that the conditions set forth in Section 6.1 have been satisfied.

(d) The delivery of certificates of good standing by the Company and Launch dated within five (5) days of the Closing.

2.2 Termination in Absence of Closing.

(a) Subject to the provisions of Section 6, if by the close of business on September 5, 2008, the Closing has not occurred, then any Party hereto may thereafter terminate this Agreement by written notice to such effect, to the other Parties hereto, without liability of or to any party to this Agreement or any representative of such Party unless the reason for Closing having not occurred is (i) such Party’s willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such Party’s obligations set forth in Section 6 have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the failure of such Party to perform its obligations under Section 2 on such date; provided, however, that the provisions of Sections 7.1 through 7.5 and Section 8.1 shall survive any such termination; and provided further, however, that any termination pursuant to this Section 2.2 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such Party’s willful breach of the provisions of this Agreement, or (y) if all of the conditions to such Party’s obligations set forth in Section 6 have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the failure of such Party to perform its obligations under this Section 2 on such date.

(b) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by Launch if:

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BioAuthorize Holdings, Inc.

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1.  any representation or warranty made herein for the benefit of Launch, or any certificate, schedule or document furnished to Launch pursuant to this Agreement is untrue in any material respect; or

2.  The Company shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

(c) This Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by Company if:

1. any representation or warranty made herein for the benefit of Company, or any certificate, schedule or document furnished to Company pursuant to this Agreement is untrue in any material respect; or

2.  Launch shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

THE PRE-CLOSING PERIOD

2.3 Due Diligence, Delivery of Information, Inspection. During the period of time prior to the Closing of this Agreement (the "Pre-Closing Period"), Company shall make available to Launch for review and inspection the Company’s business, its assets and all materials, documentation and other information relating to the Company’s business, its assets and all other transactions contemplated by this Agreement (the “Due Diligence”).

(a) For many months and weeks prior to the Effective Date (the “Due Diligence Period”), Launch was given the opportunity to investigate, make its own independent evaluation of the Company’s business, financial condition and the risks associated with purchasing the Shares, and any and all other matters which Launch determined to be relevant to its decision to purchase the Shares (the “Investigation”). From the Investigation, Launch did not find any item for which it disapproved or which in any way deterred Launch’s desire to close the purchase of the Shares, or if it did so find any item of disapproval or deterrence, such item was corrected by the Company to Launch’s satisfaction prior to the Closing. Launch acknowledges that the Investigation was completed to its satisfaction.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Launch that:

3.1 Corporate Existence and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; Company has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted.

3.2 Authority, Approval and Enforceability. Company has all right, title and interest in and to the Shares and has the authority to sell, convey, assign, transfer and deliver to Launch the Shares free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever. This Agreement has been duly executed and delivered by Company and Company, respectively, and Company and Company each have all requisite power and legal capacity to execute and deliver this Agreement and all collateral agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the collateral agreements, and to perform their respective obligations hereunder and under the collateral agreements. This Agreement and each collateral agreement to which Company and Company are a party constitute, or upon execution and delivery will constitute, the legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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3.3 Capitalization and Corporate Records.

(a) Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.001 per share, to be issued in series or classes as the Board of Directors shall determine, of which 23,725,000 shares of Common Stock are issued and outstanding. All of the outstanding shares of Company are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any person to acquire securities of Company, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder (collectively, the “Securities Laws”). There are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of Company. Upon delivery to Launch at the Closing of Certificates representing the Shares, good and valid title to the Shares will pass to Launch, free and clear of all liens, mortgages, adverse claims, charges, security interests, encumbrances or other restrictions or limitations whatsoever, other than those arising from acts of Launch.

(b) The copies of the Articles of Incorporation and Bylaws of Company and the Report on Form 10-KSB for the year ended 12/31/07 and the Reports on Form 10-Q for the quarterly periods ending 3/31/08 and 6/30/08 provided to Launch al are true, accurate, and complete and reflect all amendments, where applicable, made through the date of this Agreement. Company’s stock and minute books made available to Launch for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all required stockholder and required corporate actions of the stockholders and directors (and any committees thereof) of Company taken by written consent or at a meeting. All corporate actions taken by Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of Company fairly and accurately reflect all of Company’s transactions, properties, assets and liabilities.

3.4 No Company Defaults or Consents. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which Company is a party, or by which the properties or assets of Company are bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, in each case except to the extent that such violation, default or breach could not reasonably be expected to delay or otherwise significantly impair the ability of the parties to consummate the transactions contemplated hereby.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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3.5 Litigation. As of the Closing, Company is unaware of any litigation filed against Company and has not received notification of any alleged facts which may give rise to any threatened litigation which would have a material adverse effect on Company.

3.6 Brokers or Finders. Company has not incurred or will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF LAUNCH

Launch hereby represents and warrants to Company that:

4.1 Corporate Existence and Qualification; Authority, Approval and Enforceability. Launch is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona; Launch has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted. This Agreement has been duly executed and delivered by Launch, and Launch has all requisite legal capacity to execute and deliver this Agreement and all collateral agreements executed and delivered or to be executed and delivered by Launch in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement to which Launch is a party constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Launch, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

4.2 No Default or Consents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

(a)  violate any legal requirements applicable to Launch;

(b) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to Launch;

(c) result in the creation of any lien, charge or other encumbrance on any property of Launch; or

(d) require Launch to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

4.3 No Proceedings. No suit, action or other proceeding is pending or, to Launch’s knowledge, threatened before any governmental authority seeking to restrain Launch or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against Launch or its properties as a result of the consummation of this Agreement.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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4.4 Investment Representations.

(a) Investment Intent. As a condition to the Company issuing the Shares to Launch, Launch represents and warrants as follows:

(i) Respecting the Company, its business, plans and financial condition, and any other matters relating to issuance of the Shares: Launch has received all materials which have been requested by Launch including copies of the most recent report filed by the Company with the Securities and Exchange Commission on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008 and Form 10-KSB for the year ending December 31, 2007; has had a reasonable opportunity to ask questions of the Company and its representatives; and the Company has answered all inquiries that Launch or Launch's representatives have put to it. The Company undertakes no obligation to update, review or revise any forward-looking statements to reflect any change in the Company's expectations or any change in events, conditions, circumstances or assumptions on which any such statements are based. Launch has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

(ii) Launch is experienced in evaluating and investing in newly organized technology companies such as the Company. Launch has such knowledge and experience in financial and business matters to enable Launch to evaluate the merits and risks of an investment in the Shares, to make an informed investment decision with respect thereto, and can afford to bear such risks, including, without limitation, the risks of losing its entire investment in the Shares or if Launch were to purchase shares of Common Stock upon exercise of the Shares.

(iii) Launch acknowledges, agrees and recognizes that neither the Company nor any of its affiliates or agents or consultants have made any representation or warranty concerning the Company's financial results, upon which Launch is relying in accepting the issuance of the Shares. Launch is subscribing for the Shares based solely upon Launch's own independent analysis of the Company's business and the historical financial information which is publicly available.

(iv) Launch is aware that the Shares have not been registered under the Securities Act of 1933 (the “Act”), that the Shares will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by Launch in this Agreement. Launch acknowledges that Launch has been informed by the Company, or is otherwise familiar with, the nature of the limitations imposed by the Act (and applicable state securities laws) and the rules and regulations thereunder on the transfer of securities. In particular, Launch agrees that no sale, assignment or transfer of any of the Shares shall be valid or effective, and the Company shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Act (and applicable state securities laws), it being understood that the Shares are not currently registered for sale and that the Company has no obligation or intention to so register the Shares, except as contemplated hereunder or (ii) the Shares is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Shares, or (iii) such sale, assignment or transfer is otherwise exempt from the registration under the Act (and applicable state securities laws). Launch further understands that an opinion of counsel and other documents may be required to transfer the Shares. Launch acknowledges that the certificates evidencing the Shares shall bear the following, or a substantially similar legend, and such other legends as may be required by state blue-sky laws:

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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"The securities represented by this certificate have not been registered under the Securities Act of 1933, or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

(v) Launch is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting participations therein.
(vi) Launch acknowledges that a limited trading market for the Shares presently exist and it is uncertain that a more active market for the Shares will develop in the future, and that Launch may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(vii) Launch is not subscribing for the Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of the Company.

(viii) Launch is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares.
(ix) There are no registration rights for the Shares.
(x) Without limiting the effect of any representation or warranty made by Company or Company, Launch and/or her agents have met with representatives of Company and Company and thereby have had the opportunity to ask questions of, and receive answers satisfactory to Launch concerning Company, the Shares and the terms and conditions of this transaction, as well as to obtain any information requested by Launch including, but not limited to information meeting the requirements of Rule 502(b) of Regulation D promulgated under the Act, and Launch further confirms that all documents requested by her have been and remain available for inspection or copying and that Launch has been supplied with all of the additional information concerning this investment that has been requested and has obtained other information necessary to verify the accuracy of the information given to it.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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 (xi) Funds provided to Company by Launch are the exclusive property of Launch and have not been obtained by Launch’s issuance of any securities in violation of any federal or state securities laws. If any of the funds provide to Company by Launch have been obtained from the resources of any person other than Launch, such person is an “accredited investor” as that term is defined in Regulation D promulgated under the Act and Launch has obtained such funds only after disclosure of all material facts regarding Company, it business, properties and financial condition and of Launch to such person so that the person meets all of the qualifications and requirements in this Section 4.4.
 (xii) Launch acknowledges that the representations, warranties and agreements made by Launch herein shall survive the execution and delivery of this Agreement.

(b) Purchaser Qualifications. Launch has reviewed, understands and satisfies the eligible purchaser requirements under this Agreement as set forth in Rule 501(a) of Regulation D promulgated under the Act in that Launch at the time Launch was offered the Shares, it was, and as of the date of this Agreement and as of the Closing Date, will be an “accredited investor” as qualified under at least one of the categories set forth in Rule 501(a), and Launch acknowledges that Company and Company have relied on Launch’s representation to form a reasonable belief that the Launch satisfies the eligible purchaser requirements set forth herein.

SECTION 5

OBLIGATIONS PRIOR TO THE CLOSING

5.1 Covenants of the Parties. Company and Launch covenant as follows:

(a) From the Effective Date through the Closing, each Party shall promptly inform the other Parties in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Party providing the notice, inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

(b) From the Effective Date through the Closing, Company shall carry on the operation of its business in the ordinary course consistent with the practice conducted immediately prior to the Effective Date, and will use commercially reasonable efforts not to take any action inconsistent with this Agreement. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein, Company shall use commercially reasonable efforts to maintain the present character and quality of its business, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, partners (including, without limitation, joint venture partners, syndication partners and strategic partners) and employees. Without limiting the generality of the foregoing, unless consented to by Launch in writing, Company, except as specifically contemplated by this Agreement, shall not:

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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(i) incur any indebtedness for borrowed or purchase money or letters of credit, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other person or entity except in the ordinary course of business;

(ii) issue or redeem any securities other than pursuant to the exercise of options or warrants outstanding as of the date hereof;

(iii) make or incur any obligation to make any distribution to its stockholders;

(iv) make any change to its Articles of Incorporation or Bylaws;

(v) mortgage, pledge or otherwise encumber any of its assets or sell, transfer or otherwise dispose of any of its assets except in the ordinary course of business;

(vi) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other person or entity, except in the ordinary course of business;

(vii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

(viii) sell, lease, license, transfer or otherwise dispose of assets of Company in excess of $10,000.00 in any single transaction or series of transactions;

(ix) terminate any material contract or make any change in any material contract which will result in an aggregate value, cost or amount in excess of $50,000.00;

(x) make any change in any method of accounting or accounting practice except as required by GAAP or applicable law;

(xi) enter into, modify or amend any employment agreement or arrangement with, or grant any bonuses, salary increase, or retention pay to, any officer, director, consultant or key employee, other than (x) in connection with promotions or other changes in positions or responsibilities of employees that do not involve an increase in compensation, severance or benefits; or (y)  as may be required by applicable law or any benefit plan as in effect on the date hereof;

(xii) modify, amend or terminate any benefit plan or increase the benefits provided under any benefit plan except as required by applicable law and except for implementation of the new health insurance plan of which Launch has provided assistance in sourcing and is fully aware and hereby acknowledges;

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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(xiii) enter into, renew on materially different terms or agree to enter into, or renew on materially different terms, any employee welfare, pension, retirement, profit-sharing or similar plan, program, agreement, policy or arrangement except as required by applicable law;

(xiv) enter into any new or renew any other material contract with respect to the Business which has an aggregate value, cost or amount in excess of $10,000.00;

(xv) file any amended returns with respect to taxes, make or change any election in respect of material taxes, enter into any closing agreement, settle any claim or assessment in respect of material taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material taxes;

(xvi) make any prepayments with respect to, or advance any funds under, any agreement or arrangement to which the Company is a party other than in the ordinary course of business; or

(xvii) make any individual cash payment in excess of $10,000.00, other than payments made in the ordinary course of business (including, without limitation, payments for taxes due and payments to Company’s suppliers).

SECTION 6

CONDITIONS TO Company’S AND LAUNCH’S OBLIGATIONS

6.1 Conditions to Obligations of Company. The obligations of Company to sell the Shares are subject, at the option of Company, to the satisfaction or waiver by Company of the following conditions:

(a)  All representations and warranties of Launch contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Launch shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Launch at or prior to the Closing.

(b)  As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Company) shall be pending or threatened before any governmental authority seeking to restrain Company or prohibit the Closing or seeking damages against Company as a result of the consummation of this Agreement.

(c)   All proceedings to be taken by Launch in connection with the transactions contemplated hereby and all documents incident thereto, including deliveries by Launch at the Closing under Section 2.1, shall be satisfactory in form and substance to Company and its counsel, and Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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(d) No proceeding in which Launch shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against Launch under any United States or state bankruptcy or insolvency law.

6.2 Conditions to Obligations of Launch. The obligations of Launch to purchase the Shares are subject, at the option of Launch, to the satisfaction, or waiver by Launch, of the following conditions:

(a) All representations and warranties of Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Company shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

(b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Launch) shall be pending or threatened before any court or governmental agency seeking to restrain Launch or prohibit the Closing or seeking damages against Launch or Company or its properties as a result of the consummation of this Agreement.
(c) All proceedings to be taken by Company in connection with the transactions contemplated hereby and all documents incident thereto, including deliveries by Company at the Closing under Section 2.1, shall be satisfactory in form and substance to Launch and its counsel, and Launch and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.
(d) No proceeding in which Company shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against Company under any United States or state bankruptcy or insolvency law.

SECTION 7

POST-CLOSING OBLIGATIONS

7.1 Post-Closing Indemnification.

(a) Subject to the provisions of Section 8.1, from and after the Closing, Company and Company shall indemnify and hold harmless Launch for, from and against any and all damages arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by Company or Company, respectively, in this Agreement or in any document or certificate delivered by Company or Company at the Closing pursuant hereto.

(b) Subject to the provisions of Section 8.1, from and after the Closing, Launch shall indemnify and hold harmless Company for, from and against any and all damages arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements and the obligations made by Launch in this Agreement or in any document or certificate delivered by Launch at the Closing pursuant hereto.

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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7.2 Anti-Piracy. During the Time Period, Launch shall not solicit or divert to a third party any business, contract, client, or prospective client that Launch learned of as a result of its relationship with Company, or assist any other person, firm, corporation, or entity in doing so or attempting to do so, nor will Launch use any information it receives regarding the business of Company, nor will Launch divulge such information to anyone, whether or not such information is confidential or propriety information of Company. Such information includes but is not limited to, clients and identified business opportunities (including identities, contacts, and requirements); financial information; the business of Company and marketing plans and strategies; and product formulas and ingredients.“Time Period” shall mean the period beginning as of the Closing Date of this Agreement and ending two (2) years after the Closing Date; provided however, that if a court of competent jurisdiction determines that such period is unenforceable, “Time Period” shall mean the period beginning as of the Closing Date and ending one (1) year after the Closing Date of this Agreement.

7.3 Nonpublic Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide Launch or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Launch shall have executed a written agreement regarding the confidentiality and use of such information. Company understands and confirms that Launch shall be relying on the foregoing covenant in effecting transactions in securities of Company.

7.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

7.5 Securities Laws Disclosure; Publicity. Company shall, within 4 business days following the Closing Date, issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, and including the Agreement as an exhibit thereto. Company and Launch shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Company nor Launch shall issue any such press release nor otherwise make any such public statement without the prior consent of Company, with respect to any press release of Launch, or without the prior consent of Launch, with respect to any press release of Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Company shall not publicly disclose the name of Launch, or include the name of Launch in any filing with the Commission or any regulatory agency, without the prior written consent of Launch, except: (a) as required by federal securities law in connection with the filing of the final Agreement (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or applicable regulations, in which case Company shall provide Launch with prior notice of such disclosure permitted under this clause (b).

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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SECTION 8

GENERAL PROVISIONS

8.1 Limitation on Liability.

(a) The representations, warranties, agreements, and indemnities of Launch and Company set forth in this Agreement or in connection with the transactions contemplated hereby shall survive the Closing except as expressly provided in Section 8.1(b).

(b) No party shall have any liability under this Agreement to indemnify (collectively the “Business Indemnities”), in each case unless the indemnifying Party receives notice in writing from the other Party of such claim under said indemnity on or before the two-year anniversary of the Closing Date. The foregoing limitations shall not apply to claims under the Note or claims brought or arising under Section 3.3 and such representations, warranties and indemnification claims shall survive the Closing and shall expire upon the date of the expiration of the applicable statute of limitations. The foregoing limitations shall not apply to any breaches of or obligations to comply with any of the other provisions of this Agreement, regardless of whether such breach or obligation also constitutes a breach or obligation under any of the provisions specifically listed in this Section 8.1(b).

(c) For purposes of this Section 8.1(c), a Party making a claim for indemnity under Section 7.1 is hereinafter referred to as an “Indemnified Party” and the Party against whom such claim is asserted is hereinafter referred to as the “Indemnifying Party”. All claims by any Indemnified Party under Section 7.1 hereof shall be asserted and resolved in accordance with the following provisions. If any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand stating with reasonable specificity the circumstances of the Indemnified Party’s claim for indemnification; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or to the extent that any applicable period set forth in Section 8.1(b) has expired without such notice being given. After receipt by the Indemnifying Party of such notice, then upon reasonable notice from the Indemnifying Party to the Indemnified Party, or upon the request of the Indemnified Party, the Indemnifying Party shall defend, manage and conduct any proceedings, negotiations or communications involving any claimant whose claim is the subject of the Indemnified Party’s notice to the Indemnifying Party as set forth above, and shall take all actions necessary, including but not limited to the posting of such bond or other security as may be required by any governmental authority, so as to enable the claim to be defended against or resolved without expense or other action by the Indemnified Party. Upon request of the Indemnifying Party, the Indemnified Party shall, to the extent it may legally do so and to the extent that it is compensated in advance by the Indemnifying Party for any costs and expenses thereby incurred,

(i) take such action as the Indemnifying Party may reasonably request in connection with such action,

a.  allow the Indemnifying Party to dispute such action in the name of the Indemnified Party and to conduct a defense to such action on behalf of the Indemnified Party, and

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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b.   render to the Indemnifying Party all such assistance as the Indemnifying Party may reasonably request in connection with such dispute and defense.

8.2 Final Agreement. This Agreement constitutes the final and complete agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the Parties with respect thereto. Any modification, revision or amendment of this Agreement shall not be effective unless made in a writing executed by the Parties.

8.3 Language. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

8.4 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provisions(s) had never been contained herein; provided that such invalid, illegal or unenforceable provisions shall first be curtailed, limited or eliminated to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

8.5 Waiver. Except as expressly set forth herein, any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making such a waiver or promise.

8.6 Headings. The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

8.7 Effect of Recitals. The recitals contained in this Agreement are an integral part of this Agreement.

8.8 Notices. All notices, requests, demands and other communications made pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by commercial courier or by facsimile transmission to the Parties at the addresses or numbers set forth below, or to such other person and place as the Party shall designate by notice to the other Party:

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Company:	BioAuthorize Holdings, Inc.
15849 N. 71st Street, Suite 226
Scottsdale, AZ 85254

Launch:	Launch Pad Research and
Marketing Company
16680 N. 174th Lane
Surprise, AZ 85388

With copies to:	Jeffrey R. Perry
Jeffrey R. Perry Law Firm, P.C.
7119 E. Shea Blvd., Suite 109-111
Scottsdale, AZ 85254-6107

___________________________

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BioAuthorize Holdings, Inc.

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8.9 Assignments. No Party may assign this Agreement or delegate any obligations under this Agreement without obtaining the written consent of each of the other Parties.

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

8.11 Governing Law. This Agreement shall be governed construed and enforced in accordance with the laws of the State of Arizona and the laws of the United States of America.

8.12  Remedies.

(a) Except as provided below, the parties agree to submit disputes between them relating to this Agreement and its formation, breach, performance, interpretation and application to arbitration. Arbitration will be conducted in Phoenix, Maricopa County, Arizona pursuant to the Rules of the American Arbitration Association (“AAA”), as modified herein. The arbitration shall be conducted by one (1) arbitrator chosen in accordance with the rules of the AAA. Unless the arbitrator finds that exceptional circumstances require otherwise, the arbitrator will grant the prevailing party in arbitration its costs of arbitration and reasonable attorneys’ fees as part of the arbitration award. Either party will be entitled to receive in any court of competent jurisdiction located within the State of Arizona injunctive, preliminary or other equitable relief, in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violation of its rights with respect to which arbitration is not required hereunder. In this regard and for the purposes of set forth above, the parties hereto irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Arizona.

(b) Each of the parties hereto agrees that a judgment in any such dispute may be enforced in Arizona or in other jurisdictions by suit for judgment on the arbitration award or in any other manner provided by law.
(c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof to the address of such party set forth above.

(d) The parties agree that they will incur irreparable harm for any breach of the terms and conditions of this Agreement and that the remedy of damages shall be inadequate in such event. Therefore, the parties agree that the Company shall be entitled to equitable remedies in the event of any breach or threatened breach of the terms and conditions of this Agreement including, without limitation, the entry of an injunction to prevent or correct any such breach.

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BioAuthorize Holdings, Inc.

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IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first above written.

Company:
BioAuthorize Holdings, Inc.

By: /s/ Yada Schneider

Name: Yada Schneider

Title: President & CEO

Launch:
Launch Pad Research and Marketing Company

By: /s/ Doug Oberan

Name: Doug Oberan

Title: President

Securities Purchase Agreement
BioAuthorize Holdings, Inc.

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